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Graham-Field Health Products, Inc.

                                                    Contact: Joseph W. McDonnell
                                                           Broadgate Consultants
                                                                    212-232-2222

FOR IMMEDIATE RELEASE

     GRAHAM-FIELD HEALTH PRODUCTS TO VOLUNTARILY REORGANIZE UNDER CHAPTER 11 COMPANY OBTAINS DEBTOR-IN-POSSESSION BANK FINANCING FOR $38.75 MILLION
                        NEW CHIEF EXECUTIVE OFFICER NAMED
           -----------------------------------------------------------


BAY SHORE, NEW YORK, December 27, 1999 - Graham-Field Health Products, Inc. (OTCBB-GFIH), today announced that the Company and certain of its subsidiaries filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the District of Delaware. Prism Enterprises, a Graham-Field subsidiary in San Antonio, Texas, did not file a petition for bankruptcy.

         The Company also announced that, as a result of the filings, it has been able to secure a commitment for a Debtor-in-Possession (DIP) credit facility for up to $38.75 million. The financial institutions providing the credit facility include IBJ Whitehall Business Credit Corporation, Deutsche Financial Services Corporation, PNC Bank, NA and National City Commercial Finance, Inc. The DIP facility, which is expected to receive preliminary court approval tomorrow, will provide the Company with the liquidity to pay its suppliers for post-petition goods and services, and to pay employees without disruption. The Company anticipates that the DIP facility will provide sufficient liquidity to carry it through the completion of its debt restructuring.

         "We have the financing in place to continue to operate the business," said Mr. Thomas J. Opladen, Chairman of the Graham-Field Board of Directors. "Today's filing will have no effect on our ability to manufacture or distribute our products. For our customers



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and suppliers, the filing will make it easier to do business with the Company,"
said Mr. Opladen.

         The Company also today announced the appointment of David A. Hilton as President and Chief Executive Officer. Mr. Hilton specializes in start-up and turnaround enterprises. Most recently, he turned around J.E. Morgan Knitting Mills, the largest manufacturer of thermal underwear in the country.

         Mr. Hilton replaces John G. McGregor, who resigned. The Company also announced that Robert J. Gluck, its Chief Financial Officer, resigned his position and that a search would be conducted for his replacement. Both Mr. McGregor and Mr. Gluck are members of the professional management firm of Jay Alix and Associates, which will provide a smooth management transition.

         As part of the filing, the Company will request from the court various measures to provide for the effective operation of the Company. These include measures to assure that the filing will have no effect on the payment of salaries, wages and benefits to the Company's employees. The Company will also request approval of a program to retain key personnel.

          To assist the Company in executing its restructuring strategies, the Company has retained the firm of Rothschild Inc. to provide investment-banking services.

         Graham-Field Health Products, Inc., headquartered in Bay Shore, New York, manufactures, markets and distributes medical, surgical and a wide range of other healthcare products into the home healthcare and medical/surgical markets.

         Any statement contained in this release that is not a historical fact, or that might otherwise be considered an opinion or projection concerning the Company or its business, whether expressed or implied, is meant as and should be considered a forward-looking statement as that term is defined in the Private Securities Litigation Reform Act of 1996. Such statements are subject to risk and uncertainty that exist in the operations of the Company and the business environment that could render actual outcomes and results



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materially different from those predicted, as well as the risks described from time to time in the Company's reports to the Securities and Exchange Commission, which include Graham-Field's Annual Report on Form 10-K for the year ended December 31, 1998 and Graham-Field's Registration Statement on Form S-4 dated as of December 19, 1997. Subsequent written or oral statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this press release and those in the Company's reports previously filed with the Securities and Exchange Commission. The Company assumes no obligations to update or revise such forward-looking statements.






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